                                                                     EXHIBIT 4.1





                           UNITED STATES CAN COMPANY,


                                     Issuer


                              U.S. CAN CORPORATION,


                                Parent Guarantor


                          BANK ONE TRUST COMPANY, N.A.,


                                     Trustee

                                    INDENTURE


                           Dated as of October 4, 2000


                                   ----------


                     12 3/8% Senior Subordinated Notes Due 2010

                              CROSS-REFERENCE TABLE

TIA                                                                                                         INDENTURE
SECTION                                                                                                      SECTION

310(a)(1) .......................................................................................              7.10
(a)(2) ..........................................................................................              7.10
(a)(3) ..........................................................................................              N.A.
(a)(4) ..........................................................................................              N.A.
(b) .............................................................................................             7.08; 7.10
(c) .............................................................................................              N.A.
311(a) ..........................................................................................              7.11
(b) .............................................................................................              7.11
(c) .............................................................................................              N.A.
312(a) ..........................................................................................              2.05
(b) .............................................................................................             12.03
(c) .............................................................................................             12.03
313(a) ..........................................................................................              7.06
(b)(1) ..........................................................................................              N.A.
(b)(2) ..........................................................................................              7.06
(c) .............................................................................................             12.02
(d) .............................................................................................              7.06
314(a) ..........................................................................................             4.02;
                                                                                                              4.11; 12.02
(b) .............................................................................................              N.A.
(c)(1) ..........................................................................................             12.04
(c)(2) ..........................................................................................             12.04
(c)(3) ..........................................................................................              N.A.
(d) .............................................................................................              N.A.
(e) .............................................................................................             12.05
(f) .............................................................................................              4.11
315(a)...........................................................................................              7.01
(b) .............................................................................................             7.05; 12.02
(c) .............................................................................................              7.01
(d) .............................................................................................              7.01
(e) .............................................................................................              6.11
316(a)(last sentence) ...........................................................................             12.06
(a)(1)(A) .......................................................................................              6.05
(a)(1)(B) .......................................................................................              6.04
(a)(2) ..........................................................................................              N.A.
(b) .............................................................................................              6.07
317(a)(1) .......................................................................................              6.08
(a)(2) ..........................................................................................              6.09
(b) .............................................................................................              2.04
318(a) ..........................................................................................             12.01

         "N.A." means Not Applicable.

----------------

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1
         SECTION 1.01.  Definitions...............................................................................1
         SECTION 1.02.  Other Definitions........................................................................21
         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act........................................21
         SECTION 1.04.  Rules of Construction....................................................................22

ARTICLE 2  THE SECURITIES........................................................................................22
         SECTION 2.01.  Form and Dating..........................................................................22
         SECTION 2.02.  Execution and Authentication.............................................................23
         SECTION 2.03.  Registrar and Paying Agent...............................................................23
         SECTION 2.04.  Paying Agent To Hold Money in Trust......................................................24
         SECTION 2.05.  Holder Lists.............................................................................24
         SECTION 2.06.  Replacement Securities...................................................................25
         SECTION 2.07.  Outstanding Securities...................................................................25
         SECTION 2.08.  Temporary Securities.....................................................................25
         SECTION 2.09.  Cancellation.............................................................................25
         SECTION 2.10.  Defaulted Interest.......................................................................26
         SECTION 2.11.  CUSIP Numbers............................................................................26
         SECTION 2.12.  Securities Depository....................................................................26

ARTICLE 3  REDEMPTION............................................................................................27
         SECTION 3.01.  Notices to Trustee.......................................................................27
         SECTION 3.02.  Selection of Securities To Be Redeemed...................................................27
         SECTION 3.03.  Notice of Redemption.....................................................................27
         SECTION 3.04.  Effect of Notice of Redemption...........................................................28
         SECTION 3.05.  Deposit of Redemption Price..............................................................28
         SECTION 3.06.  Securities Redeemed in Part..............................................................28
         SECTION 3.07.  Optional Redemption......................................................................28

ARTICLE 4  COVENANTS.............................................................................................29
         SECTION 4.01.  Payment of Securities....................................................................29
         SECTION 4.02.  Commission Reports.......................................................................30
         SECTION 4.03.  Limitation on Indebtedness...............................................................30
         SECTION 4.04.  Limitation on Restricted Payments........................................................30
         SECTION 4.05.  Limitation on Dividends and Other Payment Restrictions Affecting Restricted
                        Subsidiaries.............................................................................33
         SECTION 4.06.  Limitation on Asset Dispositions.........................................................34
         SECTION 4.07.  Limitation on Transactions with Affiliates...............................................36
         SECTION 4.08.  Change of Control........................................................................37
         SECTION 4.09.  Designation of Restricted and Unrestricted Subsidiaries..................................39
         SECTION 4.10.  Limitation on Layered Indebtedness.......................................................39
         SECTION 4.11.  Compliance Certificate...................................................................39
         SECTION 4.12.  Further Instruments and Acts.............................................................40
         SECTION 4.13.  Limitation on Liens......................................................................40
         SECTION 4.14.  Future Subsidiary Guarantors.............................................................40

ARTICLE 5  SURVIVING ENTITY......................................................................................40
         SECTION 5.01.  Merger, Consolidation and Sale of Assets.................................................40

ARTICLE 6  DEFAULTS AND REMEDIES.................................................................................42
         SECTION 6.01.  Events of Default........................................................................42
         SECTION 6.02.  Acceleration.............................................................................43
         SECTION 6.03.  Other Remedies...........................................................................44
         SECTION 6.04.  Waiver of Past Defaults..................................................................44
         SECTION 6.05.  Control by Majority......................................................................44
         SECTION 6.06.  Limitation on Suits......................................................................44
         SECTION 6.07.  Rights of Holders to Receive Payment.....................................................45
         SECTION 6.08.  Collection Suit by Trustee...............................................................45
         SECTION 6.09.  Trustee May File Proofs of Claim.........................................................45
         SECTION 6.10.  Priorities...............................................................................45
         SECTION 6.11.  Undertaking for Costs....................................................................46
         SECTION 6.12.  Waiver of Stay or Extension Laws.........................................................46

ARTICLE 7  TRUSTEE...............................................................................................46
         SECTION 7.01.  Duties of Trustee........................................................................46
         SECTION 7.02.  Rights of Trustee........................................................................47
         SECTION 7.03.  Individual Rights of Trustee.............................................................48
         SECTION 7.04.  Trustee's Disclaimer.....................................................................48
         SECTION 7.05.  Notice of Defaults.......................................................................49
         SECTION 7.06.  Reports by Trustee to Holders............................................................49
         SECTION 7.07.  Compensation and Indemnity...............................................................49
         SECTION 7.08.  Replacement of Trustee...................................................................50
         SECTION 7.09.  Successor Trustee by Merger..............................................................50
         SECTION 7.10.  Eligibility; Disqualification............................................................51
         SECTION 7.11.  Preferential Collection of Claims Against Company........................................51

ARTICLE 8  DISCHARGE OF INDENTURE; DEFEASANCE....................................................................51
         SECTION 8.01.  Discharge of Liability on Securities; Defeasance.........................................51
         SECTION 8.02.  Conditions to Defeasance.................................................................52
         SECTION 8.03.  Application of Trust Money...............................................................53
         SECTION 8.04.  Repayment to Company.....................................................................54
         SECTION 8.05.  Indemnity for Government Obligations.....................................................54
         SECTION 8.06.  Reinstatement............................................................................54

ARTICLE 9  AMENDMENTS............................................................................................54
         SECTION 9.01.  Without Consent of Holders...............................................................54
         SECTION 9.02.  With Consent of Holders..................................................................55
         SECTION 9.03.  Compliance with Trust Indenture Act......................................................56
         SECTION 9.04.  Revocation and Effect of Consents and Waivers............................................56
         SECTION 9.05.  Notation on or Exchange of Securities....................................................57

         SECTION 9.06.  Trustee to Sign Amendments...............................................................57
         SECTION 9.07.  Payment for Consent......................................................................57

ARTICLE 10  SUBORDINATION OF SECURITIES..........................................................................57
         SECTION 10.01.  Agreement to Subordinate................................................................57
         SECTION 10.02.  Liquidation, Dissolution, Bankruptcy....................................................58
         SECTION 10.03.  Default on Senior Indebtedness..........................................................58
         SECTION 10.04.  Acceleration of Payment of Securities...................................................59
         SECTION 10.05.  When Distribution Must Be Paid Over.....................................................59
         SECTION 10.06.  Subrogation.............................................................................59
         SECTION 10.07.  Relative Rights.........................................................................59
         SECTION 10.08.  Subordination May Not Be Impaired by Company............................................59
         SECTION 10.09.  Rights of Trustee and Paying Agent......................................................59
         SECTION 10.10.  Distribution or Notice to Representative................................................60
         SECTION 10.11.  Article 10 Not to Prevent Events of Default or Limit Right to Accelerate................60
         SECTION 10.12.  Trust Moneys Not Subordinated...........................................................60
         SECTION 10.13.  Trustee Entitled to Rely................................................................60
         SECTION 10.14.  Trustee to Effectuate Subordination.....................................................61
         SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness................................61
         SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination Provisions..................61

ARTICLE 11  GUARANTIES; SUBORDINATION OF GUARANTIES..............................................................61
         SECTION 11.01.  Parent and Subsidiary Guaranties........................................................61
         SECTION 11.02.  Contribution............................................................................62
         SECTION 11.03.  Agreement to Subordinate................................................................63
         SECTION 11.04.  Liquidation, Dissolution, Bankruptcy....................................................63
         SECTION 11.05.  Default on Senior Indebtedness of the Guarantors........................................63
         SECTION 11.06.  Acceleration of Payment of Securities...................................................64
         SECTION 11.07.  When Distribution Must Be Paid Over.....................................................64
         SECTION 11.08.  Subrogation.............................................................................64
         SECTION 11.09.  Relative Rights.........................................................................65
         SECTION 11.10.  Subordination May Not Be Impaired by the Guarantors.....................................65
         SECTION 11.11.  Rights of Trustee and Paying Agent......................................................65
         SECTION 11.12.  Distribution or Notice to Representative................................................65
         SECTION 11.13.  Article 11 Not to Prevent Events of Default or Limit Right to Accelerate................65
         SECTION 11.14.  Trust Moneys Not Subordinated...........................................................65
         SECTION 11.15.  Trustee Entitled to Rely................................................................66
         SECTION 11.16.  Trustee to Effectuate Subordination.....................................................66
         SECTION 11.17.  Trustee Not Fiduciary for Holders of Senior Indebtedness of the Guarantors..............66
         SECTION 11.18.  Reliance by Holders of Senior Indebtedness of the Guarantors on Subordination
                         Provisions..............................................................................66
         SECTION 11.19.  Release of Guarantors...................................................................67

ARTICLE 12  MISCELLANEOUS........................................................................................67
         SECTION 12.01.  Trust Indenture Act Controls............................................................67
         SECTION 12.02.  Notices.................................................................................67
         SECTION 12.03.  Communication by Holders with Other Holders.............................................68
         SECTION 12.04.  Certificate and Opinion as to Conditions Precedent......................................68
         SECTION 12.05.  Statements Required in Certificate or Opinion...........................................68
         SECTION 12.06.  When Securities Disregarded.............................................................69
         SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar............................................69
         SECTION 12.08.  Legal Holidays..........................................................................69
         SECTION 12.09.  GOVERNING LAW...........................................................................69
         SECTION 12.10.  No Recourse Against Others..............................................................69
         SECTION 12.11.  Successors..............................................................................70
         SECTION 12.12.  Multiple Originals......................................................................70
         SECTION 12.13.  Table of Contents; Headings.............................................................70
         SECTION 12.14.  Severability............................................................................70


Exhibit A   -  Form of Face of Initial Notes
Exhibit B   -  Form of Face of Exchange Note

                  INDENTURE, dated as of October 4, 2000, among UNITED STATES CAN COMPANY, a Delaware corporation (the "Company"), U.S. CAN CORPORATION, a Delaware corporation and the Company's sole stockholder (the "Parent Guarantor"), the Subsidiary Guarantors (as defined herein) and BANK ONE TRUST COMPANY, N.A., a national banking association (the "Trustee").

                  Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (i) the Company's 12 3/8% Senior Subordinated Notes Due 2010 issued on the date hereof, (ii) any Additional Notes (as defined herein) that may be issued on any other Issue Date (all such Securities in clauses (i) and (ii) being referred to collectively as the "Initial Notes"), (iii) if and when issued in exchange for the Initial Notes, the Company's Series B 12*% Senior Subordinated Notes Due 2010 (the "Exchange Notes"). Except as otherwise provided herein, the Securities will be limited to $275,000,000 in aggregate principal amount outstanding, of which $175,000,000 in aggregate principal amount will be initially issued on the date hereof. Subject to the conditions set forth herein, the Company may issue up to an additional $100,000,000 aggregate principal amount of Securities.


                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. Definitions.

                  "10-1/8% Notes" means the 10-1/8% Senior Subordinated Notes due 2006 of the Parent Guarantor.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) that are used or intended to be used in a Related Business; (ii) Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business.

                  "Additional Notes" means up to $100,000,000 in aggregate principal amount of Initial Notes initially issued subsequent to the date hereof pursuant to Article II and in compliance with Section 4.03.

                  "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person who is a director or officer (a) of such specified Person, (b) of any subsidiary of such specified Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Section 4.07 only,

"Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence of this definition.

                  "Asset Disposition" means any direct or indirect sale including a Sale/Leaseback Transaction, lease, transfer, conveyance or other disposition (or series of related sales, Sale/Leaseback Transactions, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company, the Parent Guarantor or any of the Restricted Subsidiaries other than (a) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Subsidiary, (b) a disposition of property or assets at Fair Market Value in the ordinary course of business of the Company or any of the Restricted Subsidiaries, as applicable, (c) a disposition with a Fair Market Value and a sale price of less than $5 million, (d) operating leases entered in the ordinary course of business, (e) for purposes of Section 4.06, only, a disposition subject to the limitations set forth under Section 4.04 and (f) when used with respect to the Company or any Guarantor, any Asset Disposition pursuant to
Section 5.01 which constitutes a disposition of all or substantially all of the Company's or such Guarantor's property.

                  "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement from time to time, whether outstanding on the Issue Date or thereafter incurred, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means, as applicable, the Board of Directors of the Company or the Parent Guarantor, or any committee thereof duly authorized to act on behalf of such Board of Directors.

                  "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday, or Friday which is not a Legal Holiday.

                  "Capital Expenditure Indebtedness" means Indebtedness issued to finance the purchase or construction of any assets acquired or constructed after the Issue Date (i) to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP, (ii) if the acquisition or construction of such assets is not part of any acquisition of a person or business unit and
(iii) if such Indebtedness is issued within 360 days of the acquisition or completion of construction of such assets.

                  "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

                  "Certified Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company or the Parent Guarantor, as applicable.

                  "Change of Control" means the occurrence of any of the following events: (a) prior to the first Public Equity Offering that results in a Public Market, (i) the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least 40% of the total voting power of the Voting Stock of the Company or the Parent Guarantor, whether as a result of the issuance of securities of the Company or the Parent Guarantor, any merger, consolidation, liquidation or dissolution of the Company or the Parent Guarantor, any direct or indirect transfer of securities by the Permitted Holders or otherwise, or (ii) any "person" or "group" (as such terms are used in Section 13(d) or Section 14(d) of the Exchange Act or any successor provisions to either of the foregoing, including any group acting for the purpose of acquiring, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) becomes the "beneficial owner" (as defined above), directly or indirectly, of more Voting Stock of the Company or the Parent Guarantor than is "beneficially owned" by the Permitted Holders (for purposes of this clause (a) the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); (b) on or after the first Public Equity Offering that results in a Public

Market, if any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than one or more Permitted Holders or an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company or the Parent Guarantor, is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or the Parent Guarantor; (c) the Company or the Parent Guarantor consolidates or merges with or into any other Person, other than a consolidation or merger (i) with a Wholly Owned Subsidiary or a Permitted Holder or (ii) pursuant to a transaction in which the outstanding Voting Stock of the Company or the Parent Guarantor is changed into or exchanged for cash, securities or other property with the effect that (x) the outstanding Voting Stock of the Company or the Parent Guarantor is changed into or exchanged for other Voting Stock of the Company, the Parent Guarantor or the surviving corporation, or (y) the beneficial owners of the outstanding Voting Stock of the Company or the Parent Guarantor immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the total voting power of the Voting Stock of the surviving corporation immediately following such transaction, (d) the Company, the Parent Guarantor or any of the Restricted Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases, or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company, the Parent Guarantor and the Restricted Subsidiaries to any Person or group of related Persons (as such term is used in Section 13(d) of the Exchange Act), other than the Company, a Wholly Owned Subsidiary or a Permitted Holder; or (e) the stockholders of the Company or the Parent Guarantor shall have approved any plan of liquidation or dissolution of the Company or the Parent Guarantor, as the case may be. For purposes of this definition, the collective parties to the Stockholder Agreement, as such may be amended from time to time, shall not constitute a "group" solely as a result of being parties to the Stockholder Agreement.

                  "Closing Date" means October 4, 2000.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commission" means the United States Securities and Exchange Commission.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Company Order" means a written order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of

(i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 30 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (a) if the Company or any Restricted Subsidiary has Incurred any Indebtedness (other than revolving credit borrowings made in the ordinary course of business for working capital purposes) since the beginning of such period that remains outstanding, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; (b) if, since the beginning of such period, the Company or any Restricted Subsidiary shall have made any Asset Disposition, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, as if such Asset Disposition had occurred on the first day of such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period as if such Asset Disposition had occurred on the first day of such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period as if such Asset Disposition had occurred on the first day of such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (c) if, since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary), or an acquisition of assets (including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder) which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and (d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (b) or (c) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the pro forma calculations of the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith shall be determined in good faith by a responsible financial or accounting officer of the Company and as further contemplated by the definition of pro forma. If any

Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations,
(ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) accrued interest, (vi) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vii) to the extent any Indebtedness of any Person is Guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest related to such Guarantee actually paid or required by GAAP to be accrued in the Company's financial statements,
(viii) net costs associated with Interest Rate Agreements and Currency Exchange Agreements (including, in each case, amortization of fees), (ix) the interest portion of any deferred obligation, (x) Preferred Stock Dividends in respect of all Preferred Stock of the Company and its Restricted Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary, (xi) fees payable in connection with financings to the extent not being amortized as contemplated by (ii) above, including commitment, availability and similar fees and (xii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

                  "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (b) the Company's equity in a net loss of any such Person (including an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income to the extent funded in cash by the Company, (ii) except as required by the pro forma requirements of the definition of "Consolidated Coverage Ratio", any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (other than pursuant to the Credit Agreement), except that (a) subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another

Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and
(b) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss, (vi) the cumulative effect of a change in accounting principles, (vii) non-cash compensation charges incurred as a result of the issuance of employee stock options or restricted stock for less than fair market value and (viii) the non-recurring fees, expenses and other costs incurred in connection with the Transactions that are reflected in the financial statements of the Company in the period the Transactions are consummated.

                  "Credit Agreement" means that certain Credit Agreement, dated October 4, 2000, as amended, among the Company and the Guarantors and the syndicate of lenders named therein, together with any guarantees, collateral documents or other instruments or agreements executed in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time and any renewal, extensions, revisions, restructuring, refinancings or replacements thereof (whether with the original agent or agents or lenders or other agents or lenders and whether pursuant to the original credit agreement or another credit or other agreement or indenture).

                  "Currency Exchange Agreement" means, in respect of any Person, any foreign currency swap agreement or other agreement pursuant to which the Company, the Parent Guarantor or any of the Company's Subsidiaries hedge their exposure to foreign currency exchange rates in connection with their business operations.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million, and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture and has been designated as "Designated Senior Indebtedness" for purposes of this Indenture in an Officers' Certificate received by the Trustee.

                  "Designated Senior Indebtedness of Guarantors" means (i) with respect to the Guarantors, the Bank Indebtedness and (ii) any other Senior Indebtedness of the Guarantors which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million, and is specifically designated by such Guarantor in the instrument evidencing or governing such Senior Indebtedness of the Guarantors as "Designated Senior Indebtedness of Guarantors" for purposes of this Indenture and has been designated as "Designated Senior Indebtedness of Guarantors" for purposes of this Indenture in an Officers' Certificate received by the Trustee.

                  "Disinterested Director" means a director of the Company other than a director (i) who is an employee of the Company or a Subsidiary of the Company or (ii) who is a party, or who is a director, officer, employee or Affiliate (or is related by blood or marriage to any such Person) of a party, to the transaction in question, and who is, in fact, independent in respect of such transaction.

                  "Disqualified Stock" of a Person means Redeemable Stock of such Person as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Restricted Subsidiary.

                  "Domestic Subsidiary" means any subsidiary of the Company other than a Foreign Subsidiary.

                  "EBITDA" means, for any period, the sum for such period of Consolidated Net Income plus, to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) net provision for plant closing costs, (iii) income tax expense, (iv) depreciation expense, (v) amortization expense, (vi) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity and (vii) any other non-cash charges to the extent deducted from or reflected in Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period (less any non-cash items increasing Consolidated Net Income for such period that were not accrued in the ordinary course of business).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (i) if such property or asset has a Fair Market Value of less than $3.0 million, by any Officer of the Company or (ii) if such property or asset has a Fair Market Value in excess of $3.0 million, by a majority of the Board of Directors and evidenced by a Certified Resolution, dated within 30 days of the relevant transaction.

                  "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                  "Foreign Significant Subsidiary" means any foreign Restricted Subsidiary of the Company meeting the standards specified in Rule 1-02(w) of Regulation S-X promulgated by the Commission as in effect on the Issue Date.

                  "Foreign Subsidiary" means any Subsidiary of the Company that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board and (iii) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

                  "Guarantors" means the Parent Guarantor and the Subsidiary Guarantors, collectively.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person, directly or indirectly, guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Holder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. The terms "Incurred", "Incurrence" and "Incurring" shall each have a correlative meaning.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money; (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations and Attributable Indebtedness of such Person; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; (v) all obligations of such Person in respect of letters of credit, banker's acceptances or other similar instruments or credit transactions (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iv) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon, or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit; (vi) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends); (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;
(viii) all Indebtedness of other Persons to the extent Guaranteed by such Person; and (ix) to the extent not otherwise included in this definition, net obligations in respect of Interest Rate Agreements and Currency Exchange Agreements.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                  "Initial Purchasers" means Salomon Smith Barney Inc. and Banc of America Securities LLC.

                  "Interest Rate Agreement" means, in respect of a Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable or trade receivables on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of Section 4.09 and the limitations set forth in Section 4.04, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that, upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such

Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its Fair Market Value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Certified Resolution.

                  "Issue Date" means the date on which the Initial Notes are originally issued.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof) or any Sale/Leaseback Transaction.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Officer" means the Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Senior Vice President, Chief Financial Officer, Treasurer or Controller of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be counsel to the Company or an employee of or counsel to the Trustee.

                  "Parent Guarantor" means U.S. Can Corporation, the Company's sole stockholder and parent corporation.

                  "pari passu", as applied to the ranking of any Indebtedness of a Person in relation to other Indebtedness of such Person, means that each such Indebtedness either (i) is not subordinate in right of payment to any Indebtedness or (ii) is subordinate in right of payment to the same Indebtedness as is the other, and is so subordinate to the same extent, and is not subordinate in right of payment to each other or to any Indebtedness as to which the other is not so subordinate.

                  "Permitted Holder" means Berkshire Partners LLC (and its Affiliates) or any Person of which the foregoing "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) voting securities representing at least 75% of the total voting power of all classes of Capital Stock of such Person (exclusive of any matters as to which class voting rights exist).

                  "Permitted Indebtedness" means (i) Indebtedness Incurred if, after giving pro forma effect to the Incurrence and application of the proceeds thereof, the Consolidated Coverage Ratio exceeds 2.0 to 1.0; (ii) Indebtedness Incurred pursuant to the Credit Agreement in an amount outstanding at any time not to exceed $400.0 million (reduced by any required permanent repayments of the principal amount of Indebtedness under the Credit Agreement with the proceeds of Asset Dispositions that are accompanied by a corresponding permanent commitment reduction thereunder); (iii) Capital Expenditure Indebtedness Incurred in an aggregate principal amount not to exceed $15 million in any fiscal year of the Company; (iv) Indebtedness under Interest Rate Agreements and Currency Exchange Agreements, entered into for the purpose of limiting interest rate or foreign exchange risk, as the case may be, provided that the obligations under Interest Rate Agreements are related to payment obligations on Permitted Indebtedness and provided further that obligations under Currency Exchange Agreements are entered into in connection with foreign business transactions in the ordinary course of business; (v) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or any other Restricted Subsidiary for so long as such Indebtedness is held by the Company or such Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary; provided that if as of any date any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness (under any clause other than clause (i) of this definition) by the issuer of such Indebtedness; (vi) Indebtedness evidenced by the Initial Notes and the Guarantees not to exceed the $175 million initially outstanding on the date hereof; (vii) Indebtedness outstanding immediately after the issuance of the Initial Notes on the date hereof and the application of the proceeds thereof reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon; (viii) Refinancing Indebtedness incurred with respect to Indebtedness referred to in clauses (i), (iii), (vi), (vii) and (xiii) of this paragraph; (ix) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims and letters of credit and bankers acceptances for the purchase of inventory and other goods; (x) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, or other similar obligations (exclusive of any Guaranty of Indebtedness of the purchaser in such transaction), in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; (xi) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business; (xii) Indebtedness of Foreign Subsidiaries not borrowed under the Credit Agreement in an amount outstanding at any time not to exceed $75 million, including any guarantees thereof by the Company, provided, however, that the amount of Indebtedness of Foreign Subsidiaries outstanding at any particular time under this clause (xii) shall reduce on a dollar-for-dollar basis both the amount that may be borrowed at that time under the Credit Agreement referred to in clause (ii) of this definition and under the sub-facility available to Foreign Subsidiaries under the Credit Agreement; (xiii) Indebtedness in an amount not to exceed $7 million that is incurred or assumed by the Company or a Subsidiary in connection with its acquisition of the majority interest in the Company's Formametal S.A. joint venture in Argentina; and (xiv) Indebtedness not otherwise permitted to be incurred pursuant to Section 4.03 in an aggregate principal amount not to exceed at any one time outstanding $15.0 million.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, not to exceed $1.0 million per employee and $3.0 million in the aggregate; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (viii) Investments in foreign joint ventures in an aggregate amount not to exceed $5.0 million; and (ix) any securities received or other Investments made as a result of the receipt of non-cash consideration received in connection with an Asset Disposition that was made pursuant to and in compliance with the provisions of Section 4.06 or in connection with any other disposition of assets not constituting an Asset Disposition.

                  "Permitted Liens" means, with respect to any Person, (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits and other Liens as security for taxes or import duties or for the payment of rent, in each case, Incurred in the ordinary course of business; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, in each case, for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be prosecuting an appeal or other proceedings for review; (iii) Liens for property taxes not yet delinquent or which are being contested in good faith by appropriate proceedings; (iv) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; (v) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (vi) Liens existing on the Issue Date; (vii) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company, the Parent Guarantor or any Restricted Subsidiary; provided further, that such Liens are not Incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary; (viii) Liens on property at the time the Company, the Parent Guarantor or a Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company, the Parent Guarantor or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other property owned by the Company, the Parent Guarantor or any Restricted Subsidiary; provided further, that such Liens are not Incurred in anticipation of or in connection with the acquisition of such property; (ix) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (vi),
(vii) and (viii); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (vi), (vii) and (viii) at the time the original Lien became a Permitted Lien under this Indenture and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; (x) Liens securing Senior Indebtedness that the Company or its Restricted Subsidiaries are permitted to incur under this Indenture, including Capital Expenditure Indebtedness; (xi) Liens in favor of the Company or the Guarantors; (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods incurred in the ordinary course of business; (xiii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off incurred in the ordinary course of business; (xiv) leases or subleases granted to others and entered into in the ordinary course of business; and (xv) Liens to secure the performance of statutory obligations and Liens imposed by law, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

                  "Principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with Article 11 of Regulation S-X promulgated under the Securities Act (to the extent applicable).

                  "Public Equity Offering" means an underwritten public offering of Capital Stock of the Company (other than Disqualified Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or a firm commitment private placement of Capital Stock (other than Disqualified Stock) pursuant to an agreement that requires the registration of the resale of such Capital Stock (or Capital Stock issued upon conversion thereof) contemporaneously with the issuance thereof or as soon as practical thereafter.

                  "Public Market" means any time after (a) a Public Equity Offering has been consummated and (b) at least 10.0% of the total issued and outstanding common stock of the Company has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

                  "Recapitalization Agreement" means the Agreement and Plan of Merger, dated as of June 1, 2000, as amended by the First Amendment to Agreement and Plan of Merger, dated as of June 28, 2000, and the Second Amendment to Agreement and Plan of Merger, dated as of August 22, 2000, between the Parent Guarantor and Pac Packaging Acquisition Corporation, a Delaware corporation.

                  "Record Date" means the date(s) specified as the record date on the face of any Security.

                  "Redeemable Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part.

                  "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus an amount necessary to pay any fees and expenses, including premiums, relating to such refinancing and (iv) if the Indebtedness of the Company or a Restricted Subsidiary being refinanced is subordinated to other Indebtedness of the Company or a Restricted Subsidiary in any respect, such Refinancing Indebtedness is subordinated at least to the same extent; provided further, however, that Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or (b) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means (i) with respect to the Initial Notes issued on the date hereof, the Registration Rights Agreement, dated October 4, 2000, among the Company, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified, or supplemented from time to time in accordance with the terms thereof and (ii) with respect to any Additional Notes, any registration rights agreement entered into among the Company, any Guarantors and the relevant initial purchasers or underwriters, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Related Business" means any business related, or complementary (as determined in good faith by the Board of Directors), to the business of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Subsidiary" means (i) U.S.C. Europe N.V., (ii) U.S.C. Europe Netherlands B.V., (iii) U.S.C. Holding U.K. Ltd., (iv) U.K. Can Ltd., (v) U.S.C. Europe U.K. Ltd., (vi) U.S.C. Europe Italia, S.r.l., (vii) U.S.C. France Holding, S.A.S., (viii) USC Aerosols France, S.A.S., (ix) USC May Verpackungen Holding Inc., (x) U.S.C. Aerosoldosen Deutschland GmbH, (xi) U.S.C. Can Espana Holding SCpA, (xii) U.S.C. Europe Espana SA, (xiii) May Verpackungen GmbH & Co. KG, (xiv) Wilhelm Wessel Nachfl. Blechemballagenfabrik GmbH & Co. KG,
(xv) May Verpackungen Verwaltung GmbH, (xvi) May Can Company GmbH, (xvii) Wessel-Emballagen GmbH, (xviii) any other direct or indirect Subsidiary of the Company that is not designated by the Board of Directors to be an Unrestricted Subsidiary and (xix) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary as permitted pursuant to the definition of "Unrestricted Subsidiary."

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company, the Parent Guarantor or a Restricted Subsidiary transfers such property to a Person and the Company, the Parent Guarantor or a Restricted Subsidiary leases it from such Person.

                  "Securities" means the Initial Notes and any other securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Notes to be issued and exchanged for any Initial Notes pursuant to a Registration Rights Agreement and this Indenture. From and after the issuance of any Additional Notes (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Notes for purposes of this Indenture and all Exchange Notes from time to time issued with respect to any Initial Notes that constitute such Additional Notes. All Securities, including any such Additional Notes, shall vote together as one series of Securities under this Indenture.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" means (i) all monetary obligations under the Credit Agreement, including without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities under the Credit Agreement, and (ii) all Indebtedness of the Company including interest thereon, whether outstanding on the date of this Indenture or thereafter issued, created or incurred, unless in the instrument creating or evidencing the same, or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (i) any obligation of the Company to any Subsidiary, (ii) any liability for federal, state, local, foreign or other taxes owed or owing by the Company,
(iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness, Guarantee or obligation of the Company which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (v) any obligations with respect to any Capital Stock or (vi) any Indebtedness Incurred in violation of this Indenture.

                  "Senior Indebtedness of the Guarantors" means all Indebtedness of the Guarantors including interest thereon, whether outstanding on the date of this Indenture or thereafter issued, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Guarantees, provided, however, that Senior Indebtedness of the Guarantors shall not include
(a) any obligation of the Guarantors to any Subsidiary, (b) any liability for federal, state, local, foreign or other taxes owed or owing by the Guarantors,
(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness, Guarantee or obligation of the Guarantors that is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of the Guarantors, including Senior Subordinated Indebtedness of the Guarantors and any Subordinated Obligations,
(e) any obligations with respect to any Capital Stock or (f) any Indebtedness Incurred in violation of this Indenture.

                  "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

                  "Senior Subordinated Indebtedness of the Guarantors" means (i) the Guarantees and (ii) any other Indebtedness of the Guarantors that specifically provides that such Indebtedness is to rank pari passu with the Guarantees and is not subordinated by its terms to any Indebtedness or other obligation of the Guarantors which is not Senior Indebtedness of the Guarantors.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Stockholder Agreement" means that certain Stockholder Agreement by and among the common equity stockholders of the Parent Guarantor, including the Permitted Holders, certain management investors and the other Persons listed therein, as in effect on the date of this Indenture.

                  "Subordinated Obligation" means (i) any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or (ii) any Indebtedness of the Guarantors (whether outstanding on the date of this Indenture or thereafter Incurred) which is subordinate or junior in right of payment to the Guarantees or (iii) any Disqualified Stock of the Company or the Guarantors.

                  "Subsidiary" or "subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which at least 50% of the total voting power of the Voting Stock is held by such first-named Person or any of its Subsidiaries and such first-named Person or any of its Subsidiaries has the power to direct the management, policies and affairs thereof; or (ii) in the case of a partnership, joint venture, association, or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Subsidiary Guarantors" means (i) USC May Verpackungen Holding Inc. and (ii) each Domestic Restricted Subsidiary that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor, provided that any Person constituting a Subsidiary Guarantor as described above shall cease to constitute a Subsidiary Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms of this Indenture.

                  "Temporary Cash Investments" means any of the following: (i) investments in U.S. Government Obligations maturing within one year of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof, issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or A- or higher according to Moody's Investors Service, Inc. or Standard and Poor's (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's and (v) mutual funds whose assets consist primarily of Investments of the type described in clauses
(i) through (iv) above.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as may be amended from time to time.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business of such Person in connection with the acquisition of goods or services.

                  "Transactions" means the recapitalization of the Company and the Parent Guarantor pursuant to which Pac Packaging Acquisition Corporation, a Delaware corporation, was merged with and into the Parent Guarantor and the financing transactions of the Company and the Parent Guarantor related thereto.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in the third and fourth paragraphs of Exhibit A hereto.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

                  "Trust Officer" means the Chairman of the Board, the President or any other officer or other representative of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors as permitted or required pursuant to
Section 4.09 and not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  SECTION 1.02. Other Definitions.

TERM                                                                         DEFINED IN
                                                                               SECTION

"Bankruptcy Law"................................................................. 6.01
"Blockage Notice"............................................................... 10.03
"covenant defeasance option"..................................................... 8.01
"Custodian Funds"................................................................ 6.01
"Event of Default"............................................................... 6.01
"Excess Proceeds"................................................................ 4.06
"Exchange Notes".............................................................. Recital
"incorporated provision"........................................................ 12.01
"Initial Notes"............................................................... Recital
"legal defeasance option"........................................................ 8.01
"Legal Holiday"................................................................. 12.08
"Offer".......................................................................... 4.06
"Offer Date"..................................................................... 4.06
"Offer Period"................................................................... 4.06
"Offered Price".................................................................. 4.06
"Pari Passu Debt Amount"......................................................... 4.06
"Pari Passu Offer"............................................................... 4.06
"pay the Securities"............................................................ 10.03
"Paying Agent"................................................................... 2.03
"Payment Blockage Period"....................................................... 10.03
"Purchase Date".................................................................. 4.06
"Redemption Account"............................................................. 4.16
"Registrar"...................................................................... 2.03
"Reports"........................................................................ 4.06
"Restricted Payment"............................................................. 4.04
"Security Amount"................................................................ 4.06
"Subsidiary Guaranties"......................................................... 11.01
"Subsidiary Guarantors Blockage Notice"......................................... 11.05
"Subsidiary Guarantors Payment Blockage Period"................................. 11.05
"Surviving Entity"............................................................... 5.01

                  SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "indenture securities" means the Securities.

                  "indenture security holder" means a Holder.

                  "indenture to be qualified" means this Indenture.

                  "indenture trustee" or "institutional trustee" means the Trustee.

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

                           (i) a term has the meaning assigned to it;

                           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                           (iii) "or" is not exclusive;

                           (iv) "including" means including without limitation;

                           (v) words in the singular include the plural and words in the plural include the singular;

                           (vi) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                           (vii) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall not be deemed to be the Incurrence of Indebtedness but shall be included in Consolidated Interest Expense; and

                           (viii) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock, or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. Form and Dating. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A and Exhibit B are part of the terms of this Indenture. Any Additional Securities shall be issued in the form of either (i) Exhibit A, if such Security is a Transfer Restricted Security, or (ii) Exhibit B, if such Security is not a Transfer Restricted Security.

                  SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

                  The Trustee shall authenticate and make available for delivery upon a Company Order (i) Initial Notes for original issue on the date hereof in an aggregate principal amount of $175,000,000, (ii) subject to Section 4.03, Additional Notes in an aggregate principal amount of up to $100,000,000 and
(iii) Exchange Notes for issue only pursuant to a Registration Rights Agreement and for Initial Notes for a like principal amount of Initial Notes exchanged pursuant thereto. Such Company Order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Notes, Additional Notes or Exchange Notes. The aggregate principal amount of Securities outstanding at any time may not exceed $275,000,000, except as provided in
Section 2.06.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents; provided, however, that so long as Bank One Trust Company, N.A. shall be the Trustee, without the consent of the Trustee, there shall be no more than one Registrar or Paying Agent. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Security selected for redemption, or any Security for a period of 15 days before a selection of Securities to be redeemed, or any Security for a period of 15 days before an interest payment date. The Holder of a Security may be treated as the owner of such Security for all purposes.

                  No service charge shall be made for any registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

                  SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

                  SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser, in which event the replacement Security shall cease to be outstanding, subject to the provisions of Section 8-405 of the Uniform Commercial Code.

                  If the principal amount of any Security is considered paid under Section 4.01 hereof, it shall cease to be outstanding on such date and interest on the Security shall cease to accrue.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange
Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

                  SECTION 2.10. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11. CUSIP Numbers. The Company, in issuing the Securities, shall use "CUSIP" numbers, and the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                  SECTION 2.12. Securities Depository. In order to facilitate the transfer of the Securities by book entry, the Securities may be registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC") (or such other nominee as DTC shall specify from time to time). Prior to such registration, the Company and the Trustee will execute and deliver a Letter of Representations to DTC (as may be in effect from time to time, the "Letter of Representations"). All payments of principal of, redemption premium, if any, and interest on the Securities so registered in the name of DTC's nominee and all notices with respect thereto, including notices of full or partial redemption, shall be made and given at the times and in the manner set forth in the Letter of Representations. The terms and provisions of the Letter of Representations shall govern the procedures for payment on and redemption of Securities in the event of any inconsistency between the provisions of this Indenture and the Letter of Representations; provided, however, that the terms and provisions of the Letter of Representations shall in no manner affect the rights of Holders to receive any payments of principal of, redemption premium, if any, and interest on the Securities.

                  The book-entry registration system for all or a portion of the Securities may be terminated and certificates delivered to and registered in the name of the beneficial owners of the Securities, under either of the following circumstances:

                  (i) DTC notifies the Company that it is no longer willing or able to act as securities depository for the Securities or has ceased to be a clearing agency under the Exchange Act, and in either event the Company thereupon fails to appoint a successor depository; or

                  (ii) the Company in its sole discretion elects to cause the issuance of the Securities in certificated form.

                  In the event a successor securities depository is appointed by the Company, the Securities will be registered in the name of such successor securities depository or its nominee. In the event certificates are required to be issued to beneficial owners, the Company and the Trustee shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Securities held by such beneficial owners.

                                   ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

                  SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. If fewer than all the Securities are to be redeemed with the proceeds of a Public Equity Offering, the Trustee shall select the Securities to be redeemed pro rata, or nearly pro rata as is practicable, unless such method is prohibited. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

                  The notice shall identify the Securities to be redeemed and shall state:

                           (i) the redemption date;

                           (ii) the redemption price;

                           (iii) the name and address of the Paying Agent;

                           (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                           (v) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                           (vi) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

                           (vii) that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Securities.

                  At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

                  SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                  SECTION 3.07. Optional Redemption.

                           (i) Except as set forth in clause (ii) of this
                           Section 3.07, the Company shall not have the option to redeem the Securities pursuant to this Section 3.07 prior to October 1, 2005. On and after such date, the Company shall have the option to redeem the Securities, in whole at any time or in part from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, through the applicable redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 1, of the years indicated below:

                  Year                                    Percentage
                  ----                                    ----------
                  2005                                    106.188%
                  2006                                    104.125%
                  2007                                    102.063%
                  2008 and thereafter                     100.000%

                           (ii) Notwithstanding the provisions of clause (i) of this Section 3.07, at any time on or prior October 1, 2003, the Company shall have the option to redeem, with the net cash proceeds to the Company from one or more Public Equity Offerings, up to 35% of the aggregate principal amount of Securities at a redemption price equal to 112.375% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, through the redemption date; provided that at least 65% of the aggregate principal amount of Securities remains outstanding immediately after the occurrence of such redemption and provided further, that such redemption occurs within not more than 180 days after the date of the closing of such Public Equity Offering.

                           (iii) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section
                           3.01 through 3.06 hereof.


                                   ARTICLE 4

                                   COVENANTS

                  SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture due on such due date. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  SECTION 4.02. Commission Reports. The Company shall file with the Trustee and provide Holders at the Company's expense, within 15 days after it files them with the Commission, copies of the Company's annual, quarterly and other reports, documents and information that the Company is required to file with the Commission pursuant to Sections 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the Commission, to the extent permitted, and provide the Trustee and Holders with the annual, quarterly and other reports, documents and information specified in Sections 13 and 15(d) of the Exchange Act. The Company shall comply with the other provisions of Section 314(a) of the TIA.

                  SECTION 4.03. Limitation on Indebtedness. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness, unless such Indebtedness is Permitted Indebtedness.

                  SECTION 4.04. Limitation on Restricted Payments.

                           (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (a) declare or pay any dividend on, or make any distribution in respect of, any Capital Stock of the Company or the Parent Guarantor, as the case may be, except for dividends or distributions payable solely in Capital Stock (other than Disqualified Stock), of the Company or the Parent Guarantor, as the case may be; (b) purchase, redeem, retire or acquire for value any Capital Stock of the Company, the Parent Guarantor or any Subsidiary of the Company or the Parent Guarantor (other than a Restricted Subsidiary); (c) purchase, repurchase, redeem, defease or acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligation; or (d) make any Investment (other than Permitted Investments) in any Person, (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment") if at the time of and after giving effect to the proposed Restricted Payment:

                  (1) any Default or Event of Default has occurred and is continuing;

                  (2) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness; or

                  (3) the aggregate amount expended or declared for all Restricted Payments after the Issue Date exceeds (without duplication) the sum of:

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 30 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (B) 100% of the aggregate Net Cash Proceeds plus the
                  Fair Market Value of property other than cash received by the Company from the issuance or sale of its respective Capital Stock (excluding the issuance or sale of Disqualified Stock) subsequent to the Issue Date (other than an issuance or a sale to a Subsidiary of the Company or an employee stock ownership plan or trust);

                           (C) the amount by which Indebtedness of the Company
                  or the Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date, of any Indebtedness of the Company or the Restricted Subsidiaries that is convertible or exchangeable, or is exchanged, for Capital Stock (other than Disqualified Stock) of the Company;

                           (D) an amount equal to the net reduction in
                  Investments resulting from dividends, distributions, repayments of loans or advances or other transfers of assets (to the extent not included in Consolidated Net Income), in each case, to the Company or any Restricted Subsidiary, not to exceed the amount of Investments previously made that were included as Restricted Payments; and

                           (E) 50% of the gain realized by the Company or any
                  Restricted Subsidiary from the cash sale (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or any Restricted Subsidiary after issuance of the Initial Notes on the date hereof to the extent not included in Consolidated Net Income.

                           (ii) The provisions of Section 4.04(i) shall not prevent the Company or a Restricted Subsidiary from:

                                    (a) paying a dividend on its Capital Stock
                  within 60 days after the declaration thereof, if, on the declaration date, the Company could have paid such dividend in compliance with this Indenture;

                                    (b) redeeming, repurchasing, defeasing,
                  acquiring or retiring for value, Subordinated Obligations in exchange for or from proceeds of Refinancing Indebtedness permitted by clause (viii) of the definition of Permitted Indebtedness;

                                    (c) acquiring, redeeming or retiring Capital
                  Stock or Subordinated Obligations of the Company in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock (other than Disqualified Stock) of the Company;

                                    (d) repurchasing or redeeming (or paying a
                  dividend to the Parent Guarantor to enable the Parent Guarantor to purchase or redeem) shares of, or options to purchase shares of,

                  Capital Stock of the Company or the Parent Guarantor or stock appreciation rights from officers, directors and employees (or the heirs of such persons) of the Company, the Parent Guarantor or any Restricted Subsidiary whose employment has terminated or who have died or retired or become disabled or upon the vesting of stock appreciation rights, so long as the aggregate amount of such payments in any fiscal year does not exceed the sum of (i) $2.5 million plus (ii) the proceeds of any "key man" life insurance policies purchased by the Company for the specific purpose of making such repurchases or redemptions, it being understood that the cancellation of Indebtedness owed by management to the Company in connection with such repurchase or redemption shall not be deemed to be a Restricted Payment;

                                    (e) any purchase of Subordinated Obligations
                  from Excess Proceeds remaining after an Offer made pursuant to
                  Section 4.06 to the extent permitted to be used for general corporate purposes;

                                    (f) cash dividends or advances to the Parent
                  Guarantor in amounts equal to (i) the amounts required for the Parent Guarantor to pay any Federal, state or local income taxes to the extent that such income taxes are attributable to the income of the Company and its Subsidiaries, (ii) the amounts required for the Parent Guarantor to pay franchise taxes and other fees required to maintain its legal existence,
                  (iii) an amount not to exceed $200,000 in any fiscal year to permit the Parent Guarantor to pay corporate overhead expenses incurred in the ordinary course of business, (iv) on or about the Issue Date the amount required to enable the Parent Guarantor to repay the 10 1/8% Notes and to enable the Parent Guarantor to make the payments due under the Recapitalization Agreement; and (v) reasonable and customary costs and expenses incident to a public offering of the common stock of the Parent Guarantor to the extent that the proceeds therefrom are intended to be contributed to the Company;

                                    (g) repurchases of Capital Stock deemed to
                  occur upon the exercise of employee stock options if such Capital Stock is surrendered in lieu of the exercise price thereof;

                                    (h) the payment of any dividend by a
                  Restricted Subsidiary of the Company to the holders of its equity interests on a pro rata basis; and

                                    (i) so long as no Event of Default shall
                  have occurred and be continuing, other Restricted Payments not otherwise permitted pursuant to this covenant up to $10.0 million in the aggregate.

                           (iii) Proceeds of Capital Stock used to make
                           Restricted Payments described in Section 4.04(ii)(c) shall not increase the amount available for Restricted Payments. The Restricted Payments made pursuant to Sections 4.04(ii)(b), (c), (d)(ii), (e),
                           (f), (g), (h) and (i) shall not be included in the calculation of subsequent Restricted Payments. Restricted

                           Payments made pursuant to Sections 4.04(ii)(a) and
                           (d)(i) shall be included in the calculation of subsequent Restricted Payments.

                  SECTION 4.05. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

                           (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, cause to exist or become effective or enter into any encumbrance or restriction (other than pursuant to law or regulation) on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions in respect of its Capital Stock or pay any debt or other obligation owed to the Company or any other Restricted Subsidiary; (b) to make loans or advances to the Company or any other Restricted Subsidiary; or (c) to transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                           (ii) The provisions of Section 4.05(i) shall not apply: (a) with respect to Sections 4.05(i)(a), (b) and (c), to encumbrances and restrictions (1) in existence under or by reason of any agreements (not otherwise described in clause (3) below) in effect on the Issue Date; (2) relating to Indebtedness of a Restricted Subsidiary and existing at such Restricted Subsidiary at the time it became a Restricted Subsidiary if such encumbrance or restriction was not created in connection with or in anticipation of the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company;
                           (3) pursuant to the Credit Agreement, provided that such restrictions or encumbrances are not more restrictive with respect to dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Issue Date; (4) pursuant to the Indenture and the Securities; (5) which result from the renewal, refinancing, extension or amendment of an agreement referred to in Sections 4.05(ii)(a)(1), (2) and (6) and in Sections 4.05(ii)(b)(1) and (2), provided that such encumbrances or restrictions, when taken as a whole, are no more restrictive to such Restricted Subsidiary and are not materially less favorable to the Holders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced; or (6) relating to Refinancing Indebtedness Incurred pursuant to the definition of Permitted Indebtedness; and (b) with respect to Section 4.05(i)(c) only, to (1) any encumbrance or restriction relating to Indebtedness that is permitted to be Incurred and secured pursuant to Sections 4.03 and 4.13 that limits the right of the debtor to dispose of the assets or property securing such Indebtedness; (2) any encumbrance or restriction in connection with an acquisition of property, so long as such encumbrance or restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition; (3) customary non-assignment and non-transfer provisions in leases, contracts or licenses entered into in the ordinary course of business; (4) customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale; (5) Liens permitted pursuant to Section 4.13 and restrictions in the agreements creating such Liens; (6) any agreement or instrument governing Indebtedness of a Foreign Subsidiary now or hereafter outstanding if it constitutes Permitted Indebtedness, and (7) any amendments to any of the foregoing that, when taken as a whole, are not more restrictive than those contained in the agreement being amended.

                  SECTION 4.06. Limitation on Asset Dispositions.

                           (i) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (a) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition; (b) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents, provided, however, that any securities or notes received by the Company or such Restricted Subsidiary in connection with such Asset Disposition that are converted by the Company or such Restricted Subsidiary into cash or cash equivalents within 10 business days of the date of such Asset Disposition shall be deemed to be cash equivalents; (c) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Disposition complies with subclauses (a) and (b); and (d) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary) (1) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Senior Indebtedness of the Subsidiary Guarantors (in each case, other than Indebtedness owed to the Company or an Affiliate of the Company) or, if the Asset Disposition is made by a Foreign Restricted Subsidiary, Senior Indebtedness of a Foreign Restricted Subsidiary, within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this subclause (1), the Company or such restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; (2) second, to the extent of the balance of Net Available Cash after application in accordance with sub-subclause (1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by the Company or a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 270 days from the later of such Asset Disposition or the receipt of such Net Available Cash; and (3) third, to the extent of the balance of such Net Available Cash after application in accordance with sub-subclauses
                           (1) and (2) (which balance constitutes "Excess Proceeds"), to make an Offer (as defined in the next paragraph) to purchase Securities pursuant to and subject to the conditions of the following paragraph. Pending application of Net Available Cash pursuant to this provision, such Net Available Cash shall be invested in Temporary Cash Investments or used to reduce revolving credit borrowings of Senior Indebtedness.

                           (ii) When the aggregate amount of Excess Proceeds exceeds $15 million, the Company shall apply the Excess Proceeds to the repayment of the Securities pursuant to an offer to purchase (an "Offer") from all holders of the Securities in accordance with the procedures set forth in this Indenture in the principal amount (expressed as a multiple of $1,000) of Securities that may be purchased out of an amount (the "Security Amount") equal to such Excess Proceeds. The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating thereto, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                           (iii)(a) Within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and mail to each Holder a written notice of its Offer to purchase Securities, in whole or in part, (subject to proration as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in Section 4.06(iii)(b).

                                    (b) Not later than the date upon which
                                    written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the Offered Price,
                                    (ii) the allocation of the Net Available
                                    Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of this Indenture. On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Offered Price to be held for payment in accordance with the provisions of this Indenture.

                                    (c) If the terms of any outstanding pari passu Indebtedness require the Company to make a similar offer to purchase to all holders of such pari passu Indebtedness with the proceeds from any Asset Disposition, the Excess Proceeds available to fund an Offer to the Holders of Securities shall be reduced on a pro rata basis to reflect the Company's offer to purchase obligation under such pari passu Indebtedness.

                                    (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section
                                    4.06 by virtue thereof.

                  SECTION 4.07. Limitation on Transactions with Affiliates.

                           (i) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any Affiliate, unless (a) the terms of such transaction or series of related transactions are (1) set forth in writing and (2) no less favorable to the Company or such Restricted Subsidiary than those that could reasonably be obtained at such time in a comparable arm's length transaction with an unrelated third party; (b) with respect to a transaction or series of related transactions involving aggregate payments or value in excess of $3.0 million, the Board of Directors (including a majority of the Disinterested Directors thereof) approves such transaction or series of related transactions and, in its good faith judgment, believes that such transaction or series of related transactions complies with Section 4.07(i)(a), as evidenced by a Certified Resolution delivered to the Trustee; and (c) with respect to a transaction or series of related transactions involving aggregate payments or value in excess of $15.0 million, the Company shall, prior to the consummation thereof, obtain a written opinion of a nationally recognized accounting, appraisal or investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view and file the same with the Trustee.

                           (ii) Section 4.07(i) shall not prohibit (a) any Restricted Payment permitted to be paid pursuant to
                           Section 4.04, (b) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors (including a majority of the Disinterested Directors thereof), (c) any transaction pursuant to any agreement in existence on the Issue Date or any amendment or replacement thereof that, taken in its entirety, is no less favorable to the Company than the agreement as in effect on the Issue Date, (d) loans or advances to employees in the ordinary course of business of the Company, not to exceed $1.0 million per employee and $3.0 million in the aggregate, (e) the payment of indemnities provided for by the Company's charter, by-laws and written agreements and reasonable fees to directors of the Company, the Parent Guarantor and the Restricted Subsidiaries who are not employees of the Company, the Parent Guarantor or the Restricted Subsidiaries,
                           (f) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (g) the making of payments to Salomon Smith Barney Inc. or its Affiliates for investment banking or other financial services, (h) fees, compensation, and indemnities under employment arrangements entered into by the Company or its Restricted Subsidiaries in the ordinary course of business, and (I) issuance of Capital Stock (other than Disqualified Stock) of the Company and the granting of registration rights with respect thereto.

                  SECTION 4.08. Change of Control.

                           (i) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase all or any part of such Holder's Securities at a repurchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, through the date of repurchase. In the event that at the time of such Change of Control the terms of the Bank Indebtedness or other Senior Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for Section 4.08(ii) below, but in any event within 30 days following any Change of Control, the Company covenants to (a) repay in full all Bank Indebtedness or such other Senior Indebtedness to the extent required to permit the repurchase of Securities pursuant to this provision or (b) obtain the requisite consent under the agreements governing the Bank Indebtedness or such other Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(ii).

                           (ii) Within 30 days following any Change of Control, the Company shall send, by first-class mail to each Holder, a notice to each Holder with a copy to the Trustee stating:

                                    (a) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase;

                                    (b) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                                    (c) the instructions determined by the
                                    Company, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased, together with the information contained in Section 4.08(iii) (and including any related materials).

                           (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.

                           (iv) On the purchase date, all Securities purchased by the Company under this provision shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest thereon, if any, to the Holders entitled thereto.

                           (v) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this
                           Section 4.08, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

                  SECTION 4.09. Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if (i) the Subsidiary to be so designated does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary, (ii) the Subsidiary to be so designated is not obligated under any Indebtedness or other obligation that, if in default, would result (with the passage of time or the giving of notice or otherwise) in a default on any Indebtedness of the Company or any Restricted Subsidiary and (iii) either (a) the Subsidiary to be so designated has total assets of $1,000 or less or (b) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04 as a Restricted Payment. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or of any Restricted Subsidiary will be classified as a Restricted Subsidiary.

         Notwithstanding the foregoing sentence, the Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation, (i) the Company could incur $1.00 of additional Indebtedness pursuant to clause (i) of the definition of Permitted Indebtedness and (ii) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Certified Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complies with this Section 4.09.

                  SECTION 4.10. Limitation on Layered Indebtedness.

                           (i) Each of the Company and the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness of the Company, the Parent Guarantor or such Restricted Subsidiary, as the case may be, unless such Indebtedness is subordinate in right of payment to, or ranks pari passu with, the Securities in the case of the Company or the Guarantees in the case of the Guarantors.

                           (ii) The Guarantors shall not, directly or indirectly, Guarantee any Indebtedness of the Company that is subordinated in right of payment to any other Indebtedness of the Company unless such Guarantee is subordinate in right of payment to, or ranks pari passu with, the Guarantees.

                  SECTION 4.11. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

                  SECTION 4.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 4.13. Limitation on Liens. Each of the Company and the Parent Guarantor shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur any Lien of any kind, other than Permitted Liens, on or with respect to any property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom to secure Indebtedness that is subordinate in right of payment to, or ranks pari passu with, in the case of the Company, the Securities, or, in the case of the Guarantors, the Guarantees, unless the Securities are secured prior to (in the case of any Indebtedness that is subordinated in right of payment), or equally and ratably with (in the case of any Indebtedness that ranks pari passu), the Indebtedness so secured.

                  SECTION 4.14. Future Subsidiary Guarantors. The Company shall cause each Domestic Restricted Subsidiary created or acquired after the Issue Date that has at any time a Fair Market Value of more than $500,000 to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture; provided that the aggregate Fair Market Value of Domestic Restricted Subsidiaries that are not Subsidiary Guarantors shall not at any time exceed $1,500,000. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Notwithstanding the foregoing, if any Foreign Restricted Subsidiary shall Guarantee any Indebtedness of the Company, the Parent Guarantor or any Domestic Subsidiary while the Securities are outstanding, then the Company shall cause such Foreign Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Foreign Restricted Subsidiary will guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture.


                                   ARTICLE 5

                                SURVIVING ENTITY

                  SECTION 5.01. Merger, Consolidation and Sale of Assets.

                           (i) The Company shall not, and shall not permit any Restricted Subsidiary to, merge or consolidate with or into any other entity or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) unless (a) the entity formed by or surviving any such consolidation or merger (if other than the Company or such Restricted Subsidiary) or to which such sale, transfer or conveyance is made (the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America (or any state thereof) and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, all obligations of the Company or such Restricted Subsidiary, as the case may be, pursuant to this Indenture; (b) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) shall have occurred and be continuing; (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Surviving Entity, as the case may be, would be able to Incur at least $1.00 of additional debt pursuant to clause (i) of the definition of Permitted Indebtedness; and (d) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture. Notwithstanding the foregoing, no Subsidiary Guarantor shall merge or consolidate with or into any other entity, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its assets (other than to the Company or another Subsidiary Guarantor), unless the Company and its remaining Restricted Subsidiaries are in compliance with Sections 5.01(i)(b), (c) and (d).

                           (ii) The Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture, but in the case of a lease, the Company or such Restricted Subsidiary, as the case may be, shall not be released from the obligation to pay the principal of and interest on the Notes.

                           (iii) Notwithstanding Sections 5.01(i)(b), (c) and
                           (d), any Domestic Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other Domestic Restricted Subsidiary, and any Foreign Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties or assets to (a) any other Foreign Restricted Subsidiary or (b) the Company or any Domestic Restricted Subsidiary, provided that the surviving company or the transferee entity, as applicable, in such consolidation, merger or transfer is the Company or such Domestic Restricted Subsidiary.

                                   ARTICLE 6

                           DEFAULTS AND REMEDIES

                  SECTION 6.01. Events of Default. An "Event of Default" occurs if:

                           (i) the Company and the Guarantors default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                           (ii) the Company and the Guarantors (a) default in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration of acceleration or otherwise, or (b) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities;

                           (iii) the Company or any Restricted Subsidiary fails to comply with the provisions of Section 5.01;

                           (iv) the Company, the Parent Guarantor or any Restricted Subsidiary, as the case may be, fails to comply with Sections 4.03, 4.04, 4.05, 4.06, 4.07,
                           4.08, 4.10, 4.13 or 4.14 (other than a failure to purchase Securities when required under Section 4.06 or 4.08) of this Indenture and such failure continues for 30 days after the notice specified in Section 6.02;

                           (v) the Company, the Parent Guarantor or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clauses (i), (ii), (iii) or
                           (iv) above) and such failure continues for 60 days after the notice specified in Section 6.02;

                           (vi) the principal, any premium or accrued and unpaid interest of Indebtedness of the Company, the Parent Guarantor or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total amount of such Indebtedness unpaid or accelerated exceeds $10 million at the time and such default continues for 10 days;

                           (vii) the Company, any Guarantor or any Foreign Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; (d) makes a general assignment for the benefit of its creditors; or (e) takes any comparable action under any foreign laws relating to insolvency;

                           (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, any Guarantor or any Foreign Significant Subsidiary in an involuntary case; (b) appoints a Custodian of the Company, any Guarantor or any Foreign Significant Subsidiary or for any substantial part of the Company's, any Guarantor's or any Foreign Significant Subsidiary's property; or (c) orders the winding up or liquidation of the Company or any Guarantor or any Foreign Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                           (ix) any judgment or decree for the payment of money in excess of $10 million at the time is entered against the Company, the Parent Guarantor or any Restricted Subsidiary and is not discharged and either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (b) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (a) or (b), such default continues for 10 days; or

                           (x) the Parent Guarantee or any Subsidiary Guarantee is held to be unenforceable or invalid or ceases to be in full force and effect.

                  The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(vii) or (viii) with respect to the Company or any Guarantor) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(vii) or (viii) with respect to the Company or any Guarantor occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative, provided, however, there shall be no duplication of any recovery provided by such remedies.

                  SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders, or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. Limitation on Suits. Except as provided in
Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Securities, including any Guarantee provided hereunder, unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;

                  SECOND: to holders of Senior Indebtedness to the extent required by Article 10;

                  THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  FOURTH: to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                                    TRUSTEE

                  SECTION 7.01. Duties of Trustee.

                           (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                           (ii) Except during the continuance of an Event of
                           Default: (a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                           (iii) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that: (a) this Section 7.01(iii) does not limit the effect of Section 7.01(ii); (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                           (iv) Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.01(i), (ii) and (iii).

                           (v) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                           (vi) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                           (vii) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                           (viii) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. Rights of Trustee.

                           (i) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                           (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                           (iii) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                           (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

                           (v) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                           (vi) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

                           (vii) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein.

                           (viii) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct;

                           (ix) Except for (a) a default under Sections 6.01(i) or (ii) hereof, or (b) any other event of which a Trust Officer has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding; as used herein, the term "actual knowledge" means the actual fact or state of knowing, without any duty to make any investigation with regard thereto.

                  SECTION 7.03. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

                  SECTION 7.06. Reports by Trustee to Holders. At the expense of the Company, as promptly as practicable after each August 15 beginning with the August 15 following the date of this Indenture, and in any event prior to October 15 in each year, the Trustee shall mail to each Holder a brief report dated as of August 15 that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b) of the TIA.

                  A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee and its agents, officers, directors and employees for, and hold them harmless against, any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, except to the extent that such failure to notify the Company results in additional liability to the Company. Upon notice of a claim, the Company shall defend the claim with counsel reasonably satisfactory to the Trustee. If the Company does not retain counsel within 10 Business Days after the notice, the Trustee may retain separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct or negligence. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the "retiring Trustee"), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation with the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and, in all such cases, such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

                  SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.


                                   ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. Discharge of Liability on Securities;
Defeasance.

                           (i) When (a) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancellation or (b) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon (other than Securities replaced pursuant to Section 2.06), and, if in either case, the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(iii) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                           (ii) Subject to Sections 8.01(iii), 8.02 and 8.06, the Company at any time may terminate (a) all its obligations under the Securities and this Indenture ("legal defeasance option") or (b) its obligations under Sections 4.02 (to the extent that the failure to comply with such Section 4.02 shall not violate the TIA), 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10,
                           4.12, 4.13 and 4.14 or Article 5 and the related operation of Sections 6.01(iii), (iv), (v), (vi) and
                           (ix) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(iii), (iv), (v), (vi) and (ix) (except to the extent covenants or agreements referenced in such Sections remain applicable).

                  Upon satisfaction of the conditions set forth herein and upon written request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                           (iii) Notwithstanding clauses (i) and (ii) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the Securities have been paid in full.
                           Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                           (i) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

                           (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                           (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in
                           Section 6.01(vii) or (viii) occurs with respect to the Company, which is continuing at the end of the period;

                           (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

                           (v) such deposit does not constitute a default under any other agreement or instrument binding on the Company and is not prohibited by Article 10 or 11;

                           (vi) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (vii) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from the Internal Revenue Service a ruling, or (b) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

                           (viii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (ix) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
                           Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Money and securities so held in trust are not subject to Article 10.

                  SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

                  SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Guarantees, or the Securities without notice to or consent of any Holder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article 10 that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Articles 10 and 11;

                  (5) to add guarantees with respect to the Securities or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA;

                  (8) to make any change to Article 2, Section 4.01 or the Exhibits hereto that applies only to Additional Notes (other than a change relating to other provisions of this Indenture incorporated or referenced in Article 2, Section 4.01 or any such Exhibit); or

                  (9) to make any change that does not adversely affect the rights of any Holder.

                  An amendment under this Section may not make any change that adversely affects the rights under Articles 10 and 11 of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent), consent to such change.

                  After an amendment under this Section becomes effective, the Company or the Trustee at the Company's request and expense, shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02. With Consent of Holders. The Company, the Guarantors and the Trustee may amend this Indenture, the Guarantees, or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities; provided, however, that no amendment may be made to Section 4.08 without the written consent of the Holders of at least 75% in principal amount of the Securities. However, without the consent of each Holder affected, an amendment may not:

                  (1) reduce the principal amount of Securities the Holders of which must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (5) reduce the premium payable upon the repurchase of any Security pursuant to Section 4.08;

                  (6) make any Security payable in money other than that stated in the Security;

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (8) make any change in Article 10 or 11 that adversely affects the rights of any Holder under Article 10 or 11;

                  (9) release the Company or the Guarantors from their respective obligations under the Securities or the Guarantees (except pursuant to Article 5); or

                  (10) make any changes in the Securities not otherwise permitted by this Indenture that would adversely affect the rights of any Holder.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 11 of any holder of Senior Indebtedness or Senior Indebtedness of Guarantors then outstanding unless the holders of such Senior Indebtedness or Senior Indebtedness of Guarantors, as the case may be (or any group or representative thereof authorized to give a consent), consent to such change.

                  After an amendment under this Section becomes effective, the Company, or the Trustee at the Company's request and expense, shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing any amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) this Indenture or (b) the Certificate of Incorporation or By-laws of the Company; (iv) such amendment has been duly and validly executed and delivered by the Company, and this Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

                  SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                           SUBORDINATION OF SECURITIES

                  SECTION 10.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

                  SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full of the Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and

                  (2) until the Senior Indebtedness is paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Securities.

                  SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of or interest on the Securities, or make any deposit pursuant to Section 8.01, and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) a default in the payment of principal or interest on any Senior Indebtedness occurs and is continuing beyond any applicable grace period, or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Blockage Notice") and ending 179 days thereafter (or earlier, if such Payment Blockage Period is terminated (1) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (2) by repayment in full of such Designated Senior Indebtedness or (3) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments on the

Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

                  SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

                  SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  SECTION 10.06. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
Article 10 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Indebtedness.

                  SECTION 10.07. Relative Rights. This Article 10 defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

                  (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Holders.

                  SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

                  SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 10. The Company, the Registrar or co-registrar, the Paying Agent, a Representative of holders of or a holder or holders holding a majority of Senior Indebtedness may give the written notice; provided, however, that, if holders of Senior Indebtedness have a Representative, only such Representative may give the notice.

                  The Trustee, in its individual or any other capacity, may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

                  SECTION 10.10. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 10.11. Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

                  SECTION 10.13. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

                  SECTION 10.14. Trustee to Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on his, her or its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

                  SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                   ARTICLE 11

                     GUARANTEES; SUBORDINATION OF GUARANTEES

                  SECTION 11.01. Parent and Subsidiary Guarantees. Subject to the provisions of this Article 11, the Parent Guarantor and each Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally, on a senior subordinated basis to each Holder and to the Trustee on behalf of the Holders
(i) the due and punctual payment of principal of and interest on each Security when and as the same shall become due and payable whether at the date of maturity or by declaration of acceleration or otherwise, (ii) the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful, and (iii) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of the Securities and this Indenture (the "Guarantees"). In case of the failure of the Company punctually to make any such principal or interest payment, the Guarantors hereby agree to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the date of maturity or by declaration of acceleration or otherwise, and as if such payment were made by the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of and unaffected by the validity, regularity or enforceability of the Securities or this Indenture, or of any amendment thereto or hereto, the absence of any action to enforce the same, the waiver or consent by any Holder or by the Trustee with respect to any provisions thereof or of this Indenture, the recovery of any judgment against the Company or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Company hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to the Securities or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that the Guarantees will not be discharged except by complete performance of the obligations contained in the Securities, in this Indenture and pursuant to the Guarantees. The Guarantors further agree that, as between the Guarantors, on the one hand, and Holders and the Trustee, on the other hand, (i) for purposes of the Guarantees, the maturity of the obligations guaranteed by the Guarantees may be accelerated as provided in Article 6, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed thereby, and (ii) in the event of any acceleration of such obligations (whether or not due and payable), such obligations shall forthwith become due and payable by the Guarantors for purposes of the Guarantees.

                  The Guarantees shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of principal of or interest on any of the Securities is rescinded or must otherwise be returned by the Holders or the Trustee upon the insolvency, bankruptcy or reorganization of the Company or the Guarantors or otherwise, all as though such payment had not been made.

                  The Guarantors shall be subrogated to all rights of the Holders against the Company in respect of any amounts paid by the Guarantors pursuant to the provisions of the Guarantees or this Indenture; provided, however, that the Guarantors shall not be entitled to enforce or to receive any payments until the principal of and interest on all Securities issued hereunder shall have been paid in full.

                  The Guarantees are specifically designated by the Guarantors as Indebtedness of the Guarantors for purposes of this Indenture.

                  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under the applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 11.02. Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by a Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based upon the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to the Guarantee.

                  "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts including, without limitation, Senior Indebtedness of Guarantors (after giving effect to all other fixed and contingent liabilities Incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

                  SECTION 11.03. Agreement to Subordinate. The Parent Guarantor agrees, and each Holder by accepting a Security, agrees, that the Parent Guarantee is subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of the Parent Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Parent Guarantor. The Subsidiary Guarantors agree, and each Holder, by accepting a Security, agrees, that the Subsidiary Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness of the Subsidiary Guarantors and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness of the Subsidiary Guarantors. The Guarantees shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Guarantors and only Indebtedness of the Guarantors which is Senior Indebtedness of the Guarantors shall rank senior to the Guarantees in accordance with the provisions set forth herein. All provisions of this Article 11 shall be subject to Section 11.14.

                  SECTION 11.04. Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of a Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to a Guarantor or such Guarantor's property:

                  (1) holders of Senior Indebtedness of the Guarantors shall be entitled to receive payment in full of the Senior Indebtedness of the Guarantors before Holders shall be entitled to receive any payment of principal of or interest on the Securities pursuant to the Guarantees; and

                  (2) until the Senior Indebtedness of the Guarantors is paid in full, any distribution to which Holders would be entitled but for this
         Article 11 shall be made to holders of Senior Indebtedness of the Guarantors as their interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness of the Guarantors to at least the same extent as under the Guarantees.

                  SECTION 11.05. Default on Senior Indebtedness of the Guarantors. The Guarantors may not pay the principal of or interest on the Securities pursuant to the Guarantees or make any deposit for the purpose of the discharge of their liabilities under this Indenture and may not repurchase, redeem or otherwise retire any Securities pursuant to the Guarantees (collectively, "pay the Securities") if (i) any Senior Indebtedness of the Guarantors is not paid when due or (ii) any other default on Senior Indebtedness of the Guarantors occurs and the maturity of such Senior Indebtedness of the Guarantors is accelerated in accordance with its terms unless, in either case, (a) the default has been cured or waived and any such acceleration has been rescinded or (b) such Senior Indebtedness of the Guarantors has been paid in full. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Guarantors pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantors may not pay the Securities for a period (a "Guarantor Payment Blockage Period") commencing upon the receipt by the Guarantors and the Trustee of written notice of such default from the Representative of any Designated Senior Indebtedness of the Guarantors specifying an election to effect a Guarantor Payment Blockage Period (a "Guarantor Blockage Notice") and ending 179 days thereafter (or earlier, if such Guarantor Payment Blockage Period is terminated (1) by written notice to the Trustee and the Guarantor from the Person or Persons who gave such Guarantor Blockage Notice, (2) by repayment in full of such Designated Senior Indebtedness of Guarantors or (3) because the default giving rise to such Guarantor Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 11.05), unless the holders of such Designated Senior Indebtedness of the Guarantors or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness of the Guarantors, the Guarantors may resume payments on the Securities pursuant to the Guarantees after such Guarantor Payment Blockage Period. Not more than one Guarantor Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Guarantors during such period.

                  SECTION 11.06. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness of the Guarantors (or their Representatives) of the acceleration.

                  SECTION 11.07. When Distribution Must Be Paid Over. If a distribution is made to Holders that because of this Article 11 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of Guarantors and pay it over to them as their interests may appear.

                  SECTION 11.08. Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of Senior Indebtedness of the Guarantors to receive distributions applicable to Senior Indebtedness of the Guarantors. A distribution made under this Article 11 to holders of Senior Indebtedness of the Guarantors which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Guarantors on Senior Indebtedness of the Guarantors.

                  SECTION 11.09. Relative Rights. This Article 11 defines the relative rights of Holders and holders of Senior Indebtedness of the Guarantors. Nothing in this Indenture shall:

                  (1) impair, as between the Guarantors and Holders, the obligation of the Guarantors, which is absolute and unconditional, to pay principal of and interest on the Securities pursuant to the Guarantees in accordance with their terms; or

                  (2) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Guarantors to receive distributions otherwise payable to Holders.

                  SECTION 11.10. Subordination May Not Be Impaired by the Guarantors. No right of any holder of Senior Indebtedness of the Guarantors to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by any Guarantor or by its failure to comply with this Indenture.

                  SECTION 11.11. Rights of Trustee and Paying Agent. Notwithstanding Section 11.05, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article 11. The Guarantors, the Registrar or co-registrar, the Paying Agent, a Representative of holders of, or holders holding a majority of Senior Indebtedness may give the notice; provided, however, that, if holders of Senior Indebtedness of the Guarantors have a Representative, only such Representative may give the notice.

                  The Trustee, in its individual or any other capacity, may hold Senior Indebtedness of the Guarantors with the same rights it would have if it were not Trustee.

                  The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 11 with respect to any Senior Indebtedness of the Guarantors which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Guarantors; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 11 shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

                  SECTION 11.12. Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Guarantors, the distribution may be made and the notice given to their Representative (if any).

                  SECTION 11.13. Article 11 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 11 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 11 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

                  SECTION 11.14. Trust Monies Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government

Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 11, and none of the Holders shall be obligated to pay over any such amount to the Guarantors or any holder of Senior Indebtedness of the Guarantors or any other creditor of the Guarantors.

                  SECTION 11.15. Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 11, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 11.04 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders, or (iii) upon the Representatives for the holders of Senior Indebtedness of the Guarantors for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of the Guarantors and other Indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Guarantors to participate in any payment or distribution pursuant to this
Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Guarantors held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 11, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 11.

                  SECTION 11.16. Trustee to Effectuate Subordination. Each Holder by accepting a Security authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Guarantors as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

                  SECTION 11.17. Trustee Not Fiduciary for Holders of Senior Indebtedness of the Guarantors. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Guarantors and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Guarantors or any other Person money or assets to which any holders of Senior Indebtedness of the Guarantors shall be entitled by virtue of this Article 11 or otherwise.

                  SECTION 11.18. Reliance by Holders of Senior Indebtedness of the Guarantors on Subordination Provisions. Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Guarantors, whether such Senior Indebtedness of the Guarantors was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness of the Guarantors and such holder of Senior Indebtedness of the Guarantors shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness of the Guarantors.

                  SECTION 11.19. Release of Guarantors. This Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect on the sale or other transfer (i) by such Subsidiary Guarantor of all or substantially all of its assets in compliance with the terms of this Indenture or (ii) by the Company of all of its stock or other equity interests in such Subsidiary Guarantor, in each case to a Person that is not an Affiliate of the Company; provided, however, that such sale or transfer shall be deemed to constitute an Asset Disposition and the Company shall comply with all applicable provisions of Section 4.06 with respect to such Asset Disposition.


                                   ARTICLE 12

                                  MISCELLANEOUS

                  SECTION 12.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  SECTION 12.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           If to the Company or any Guarantor:

                                    United States Can Company
                                    900 Commerce Drive
                                    Oak Brook, Illinois  60521
                                    Attention:  Chief Financial Officer
                                                General Counsel

                           With a copy to:

                                    Ropes & Gray
                                    One International Place
                                    Boston, Massachusetts 02110-2624
                                    Attention:  Philip J. Smith, Esq.
                                                Jane D. Goldstein, Esq.

                           If to the Trustee:

                                    Bank One Trust Company, N.A.
                                    One N. State Street, 9th Floor
                                    Chicago, Illinois 60670-0126
                                    Attention:  Corporate Trust Administration

                           If to the Paying Agent:

                                    Bank One Trust Company, N.A.
                                    One N. State Street, 9th Floor
                                    Chicago, Illinois 60670-0126
                                    Attention:  Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company or a Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Paying Agent at the same time.

                  SECTION 12.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 12.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee and complying with Section 12.05 stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than a certificate pursuant to Section 3.14(a)(4) of the TIA) shall comply with the provisions of Section 3.14(e) of the TIA and shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he or she or such individual has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with or satisfied.

                  SECTION 12.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person, directly or indirectly, controlling or controlled by or under, direct or indirect, common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee has actual knowledge to be so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the State of Illinois. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company, the Guarantors or the Trustee (as the case may be) shall not have any liability for any obligations of the Company, the Guarantors or the Trustee (as the case may be) under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. Successors. All agreements of each of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 12.14. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                            [signature page follows]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                               UNITED STATES CAN COMPANY,
                               as Issuer



                               By: /s/ Paul W. Jones
                                   ------------------------------------------
                                   Paul W. Jones
                                   Chairman of the Board, President and Chief
                                      Executive Officer



                               U.S. CAN CORPORATION,
                               as Parent Guarantor



                               By: /s/ Paul W. Jones
                                   ------------------------------------------
                                   Paul W. Jones
                                   Chairman of the Board, President and Chief
                                      Executive Officer


                               USC MAY VERPACKUNGEN HOLDING, INC.,
                               as Subsidiary Guarantor



                               By: /s/ Paul W. Jones
                                  ------------------
                                  Paul W. Jones
                                  President


                               BANK ONE TRUST COMPANY, N.A.,
                               as Trustee



                               By: /s/ Benita A. Pointer
                                   ---------------------
                                   Name:  Benita A. Pointer
                                   Title: Account Executive

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTES]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                  [Restricted Security Legend]

                  "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

                  (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"),
         (B) IT IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),

                  (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR

         ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND

                  (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                  AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING."


                            UNITED STATES CAN COMPANY

                     12 3/8% Senior Subordinated Notes Due 2010

No.                                                          U.S. $175,000,000
                                                        CUSIP No.:  911674 AB 5


         United States Can Company, a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum set forth above or such other principal sum on the schedule attached hereto (which shall not exceed U.S. $175,000,000) on October 1, 2010.

         Interest Payment Dates:  April 1 and October 1

         Record Dates:  March 15 and September 15

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:  October 4, 2000

                                     UNITED STATES CAN COMPANY

                                     By:
                                        --------------------------
                                        President

                                     By:
                                        --------------------------
                                        Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                       BANK ONE TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.

[seal]
                                       By:
                                          --------------------------
                                              Authorized Signatory

                     [FORM OF REVERSE SIDE OF INITIAL NOTES]

                            UNITED STATES CAN COMPANY

                   12 3/8% Senior Subordinated Notes due 2010

1.       Interest

                  United States Can Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security (the "Security") at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of 12 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Special Interest

                  The holder of this Security is entitled to the benefits of a Registration Rights Agreement, dated as of October 4, 2000, among the Company, U.S. Can Corporation (the "Parent Guarantor"), USC May Verpackungen Holding Inc. (the "Subsidiary Guarantor" and, together with the Parent Guarantor, the "Guarantors") and the Initial Purchasers (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed as follows:

                           (1) If neither a registration statement (the
         "Exchange Offer Registration Statement") in respect of a registered offered to exchange the Securities (the "Exchange Offer") nor a registration statement permitting public resale of the Securities (the "Shelf Registration Statement") has been filed on or prior to the 120th day (the "Filing Date") after the date the Initial Notes were originally issued (the "Issue Date"), then, commencing on the 121st day after the Issue Date, additional interest on the Securities ("Liquidated Damages") shall accrue on the Securities over and above the stated interest at a rate of 0.50% per annum of the principal amount of the Securities for the first 90 days immediately following the Filing Date, such Liquidated Damages rate increasing by an additional 0.25% per annum of the principal amount of the Securities at the beginning of each subsequent 90-day period;

                           (2) If the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 150th day (the "Effectiveness Date") after the Issue Date, then, commencing on the 151st day after the Issue Date, Liquidated Damages shall accrue on the Securities included or which should have been included in such Registration Statement over and above the stated interest at a rate of 0.50% per annum of the principal amount of the Securities for the first 90 days immediately following the Effectiveness Date, such Liquidated Damages rate increasing by an additional 0.25% per annum of the principal amount of the Securities at the end of each subsequent 90-day period; and

                           (3) If (A) the Exchange Offer has not been consummated, and the Shelf Registration Statement has not been declared effective by the Commission, on or prior to the 180th day after the Issue Date or (B) the Exchange Offer Registration Statement or, if applicable, the Shelf Registration Statement has been declared effective and such Registration Statement ceases to be effective at any time during the periods specified in the Registration Rights Agreement (unless all the Securities have previously been sold thereunder), then Liquidated Damages shall accrue (over and above any interest otherwise payable on such Securities) at a rate of 0.50% per annum of the principal amount of the Securities for the first 90 days commencing on
         (x) the 181st day after the Issue Date with respect to the Securities validly tendered and not exchanged by the Company pursuant to the Exchange Offer, in the case of (A) above, or (y) the day such Exchange Offer Registration Statement or Shelf Registration Statement ceases to be effective in the case of (B) above, such Liquidated Damages rate increasing by an additional 0.25% per annum of the principal amount of the Securities at the end of each such subsequent 90-day period (it being understood and agreed that, in the case of (B) above, so long as any Security is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Security);

provided, however, that the Liquidated Damages rate on any affected Security may not exceed at any one time in the aggregate 1.0% per annum of the principal amount of the Securities; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement (in the case of clause (1) of this Section 2), (2) upon the effectiveness of the Exchange Offer Registration Statement (in the case of clause (2) of this Section
2), or (3) upon the exchange of all Securities tendered in the Exchange Offer or the effectiveness of the Shelf Registration Statement (in the case of clause
(3)(A) of this Section 2), or upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement which had ceased to remain effective (in the case of clause (3)(B) of this Section 2), Liquidated Damages on the affected Securities as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue as of the day immediately preceding the date of the event described in such clause (or the relevant subclause thereof).

3.       Method of Payment

                  The Company, in accordance with Section 4.01 of the Indenture, will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities (each, a "Holder") at the close of business on the Record Date next preceding the interest payment date even if Securities are cancelled after the Record Date and on or before the interest payment date. Holders must surrender Securities to an office or agency where Securities may be presented for payment (the "Paying Agent") to collect principal payments. The Securities will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security register of Holders; provided that the Company will be required to make, by wire transfer of immediately available funds to the accounts specified by a Holder of at least $5 million aggregate principal amount of Securities, all payments of principal of, premium, if any, and interest with respect to such Holder's Securities if such Holder has provided wire transfer instructions to the Company.

4.       Paying Agent and Registrar

                  Initially, Bank One Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and the office or agency where Securities may be presented for registration or transfer or for exchange (the "Registrar").

5.       Indenture

                  The Company issued the Securities under an Indenture dated as of October 4, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture and, to the extent required by any amendment to the Trust Indenture Act of 1939 after such date, as amended from time to time (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $275,000,000 aggregate principal amount of which $175,000,000 aggregate principal amount will be initially issued on the Closing Date (subject to Section 2.07 of the Indenture). Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $100,000,000 aggregate principal amount of Additional Notes. This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes, the Additional Notes and any notes issued in exchange for the Initial Notes pursuant to the Registration Rights Agreement (the "Exchange Notes"). The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the Incurrence of additional Indebtedness, payment of dividends or other distributions with respect to Capital Stock of the Company, sale of assets of the Company or its Restricted Subsidiaries, and restrictions on the ability of any Restricted Subsidiary to pay dividends or make any other distributions in respect of its Capital Stock. In addition, the Indenture contains certain covenants that, among other things, limit the ability of the Company and the Guarantors to Incur Indebtedness which is senior to or ranks pari passu with the Securities or the Guarantees, as the case may be, create certain Liens, or enter into certain mergers and consolidations.

                  The payment of principal and interest on the Securities is unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantors.

6.       Optional Redemption

                  Except as set forth in paragraphs 7 and 8, the Securities may not be redeemed prior to October 1, 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related interest payment date) if redeemed during the 12-month period beginning October 1, of the years below:

                Year                                  Percentage
                ----                                  ----------
                2005                                   106.188%
                2006                                   104.125%
                2007                                   102.063%
                2008 and thereafter                    100.000%

                  At any time, or from time to time, on or prior to October 1, 2003, the Company may, at its option, use all or any portion of the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 112.375% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities initially issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of the Company's Capital Stock (other than Disqualified Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or a firm commitment private placement of Capital Stock (other than Disqualified Stock) pursuant to an agreement that requires the registration of the resale of such Capital Stock (or Capital Stock issued upon conversion thereof) contemporaneously with the issuance thereof or as soon as practical thereafter.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee (subject to DTC procedures) on a pro rata basis, by lot or by such other method as the Trustee, in its sole discretion, shall deem to be fair and appropriate (and which complies with applicable legal and securities exchange requirements), although no Security of $1,000 in original principal amount or less will be redeemed in part. In the case of any partial redemption made with the proceeds of a Public Equity Offering, selection of the Securities for redemption will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. Subject to DTC procedures, a new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

7.       Notice of Redemption

                  A notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

9.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the Guarantees are subordinated to Senior Indebtedness of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness or Senior Indebtedness of the Guarantors must be paid before the Securities may be paid. The Company and the Guarantors agree, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

11.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Holder.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption, upon declaration of acceleration or otherwise, or failure by the Company and the Guarantors to redeem or purchase Securities when required; (iii) failure by the Company or the Guarantors to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company, the Parent Guarantor or any Restricted Subsidiary to comply with certain other sections of the Indenture; (v) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (vi) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million and the default continues for 10 days; (vii) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Foreign Significant Subsidiary; (viii) certain judgments or decrees for the payment of money in excess of $10 million; and (ix) the Parent Guarantee or any Subsidiary Guarantee is held to be unenforceable or is invalid or ceases to be in full force and effect. If an Event of Default (other than certain Events of Default specified in (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may, by notice to the Company and, in the case of such Holders, to the Trustee, declare the principal amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Event of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER, A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: UNITED STATES CAN COMPANY, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS 60521, ATTENTION: CHIEF FINANCIAL OFFICER.

            [FORM OF NOTATION ON INITIAL NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  U.S. CAN CORPORATION (the "Parent Guarantor") and MAY VERPACKUNGEN HOLDING INC. (together with any other Subsidiary Guarantor, the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guarantee by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantors to the extent and in the manner provided in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No director, officer, employee or stockholder, as such, of any of the Guarantors shall have any liability under the Guarantee of such Guarantor by reason of such person's status as director, officer, employee or stockholder. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                       U.S. CAN CORPORATION

                                       By:
                                          --------------------------
                                          Name:
                                          Title:

                                       MAY VERPACKUNGEN HOLDING INC.

                                       By:
                                          --------------------------
                                          Name:
                                          Title:

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


(Print or type assignee's name, address and zip code)


(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:  __________ Your Signature:


Sign exactly as your name appears on the other side of this Security.

Signature Guaranty:
                         (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                  In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

(CHECK ONE BOX BELOW)

                  (1)    [ ]   to the Company or a subsidiary thereof

                  (2)    [ ]   to an institutional "accredited investor" (as
                               defined in rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Holder a signed letter containing certain representations and agreements
                               (the form of which letter can be obtained from the Trustee)

                  (3)    [ ]   pursuant to effective registration statement
                               under the Securities Act of 1933, as amended

                  (4)    [ ]   inside the United States to a "qualified
                               institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case, pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended

                  (5)    [ ]   outside the United States in an offshore
                               transaction to a "foreign person" in accordance with Rule 904 of Regulation S under the Securities Act of 1933, as amended

                  (6)    [ ]   pursuant to the exemption from registration
                               provided by Rule 144 under the Securities
                               Act of 1933, as amended

                  (7)    [ ]   pursuant to another available exemption from the
                               registration requirements of the Securities Act of 1933, as amended

                  Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box
(2), (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Securities Act of 1933, as amended.




                                                     Signature

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED

                   The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date:

                                               NOTICE:  To be executed by
                                                        an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:



                                                                      Principal Amount [at
                       Amount of decrease      Amount of Increase       Maturity] of this          Signature of
                      in Principal Amount     in Principal Amount        Global Security      authorized officer of
                     [at Maturity] of this   [at Maturity] of this       following such       Trustee or Securities
Date of Exchange        Global Security         Global Security       decrease or increase          Custodian
----------------     ---------------------   ---------------------    --------------------    ----------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $_________________



Date:
                                            (Sign exactly as your name appears
                                            on the other side of the Security)



Signature Guaranty:
                            (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                                                                       EXHIBIT B

                         [FORM OF FACE OF EXCHANGE NOTE]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            UNITED STATES CAN COMPANY

              Series B 12 3/8% Senior Subordinated Notes Due 2010

No.                                                         U.S. $175,000,000
                                                            CUSIP No.:


                  U.S. Can Corporation, a Delaware corporation, promises to pay to CEDE & Co., or registered assigns, the principal sum of One Hundred Seventy-Five Million Dollars ($175,000,000) on October 1, 2010.

                  Interest Payment Dates:  April 1 and October 1

                  Record Dates:  March 15 and September 15

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:                                       UNITED STATES CAN COMPANY

                                             By:
                                                --------------------------
                                                         President

                                             By:
                                                --------------------------
                                                         Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                                    BANK ONE TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities referred to in the Indenture.

[seal]

                                    By:
                                       --------------------------
                                          Authorized Signatory

                     [FORM OF REVERSE SIDE OF EXCHANGE NOTE]

                            UNITED STATES CAN COMPANY

                Series B 12 3/8 Senior Subordinated Notes Due 2010

1.       Interest

                  United States Can Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on April 1 and October 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of 12 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company, in accordance with Section 4.01 of the Indenture, will pay interest on the Securities (except defaulted interest) to the persons who are registered holders of Securities ("Holder" or "Holders") at the close of business on the Record Date next preceding the interest payment date even if Securities are cancelled after the Record Date and on or before the interest payment date. Holders must surrender Securities to an office or agency where Securities may be presented for payment (the "Paying Agent") to collect principal payments. The Securities will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Securities register of Holders; provided that the Company will be required to make, by wire transfer of immediately available funds to the accounts specified by a Holder of at least $5 million aggregate principal amount of Securities, all payments of principal of, premium, if any, and interest with respect to such Holder's Securities if such Holder has provided wire transfer instructions to the Company.

3.       Paying Agent and Registrar

                  Initially, Bank One Trust Company, N.A., a national banking association ("Trustee"), will act as Paying Agent and the office or agency where Securities may be presented for registration or transfer or for exchange (the "Registrar").

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of October 4, 2000 (the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture and, to the extent required by any amendment to the Trust Indenture Act of 1939 after such date, as amended from time to time (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured obligations of the Company limited to $275,000,000 aggregate principal amount of which $175,000,000 aggregate principal amount will be initially issued on the Closing Date (subject to Section 2.07 of the Indenture). Subject to the conditions set forth in the Indenture, the Company may issue up to an additional $100,000,000 aggregate principal amount of Additional Notes. This Security is one of the Series B
12 3/8% Senior Subordinated Notes due 2010 (the "Exchange Notes") referred to in the Indenture. The Securities include the 12 3/8% Senior Subordinated Notes due 2010 originally issued under the Indenture (the "Initial Notes"), the Additional Notes and any Exchange Notes issued in exchange for the Initial Notes. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the Company and the Restricted Subsidiaries, including the Incurrence of additional Indebtedness, payment of dividends or other distributions with respect to Capital Stock of the Company, sale of assets of the Company or its Restricted Subsidiaries, and restrictions on the ability of any Restricted Subsidiary to pay dividends or make any other distributions in respect of its Capital Stock. In addition, the Indenture contains certain covenants that, among other things, limit the ability of the Company and the Guarantors to Incur Indebtedness which is senior to or ranks pari passu with the Securities or the Guarantees, as the case may be, create certain Liens, or enter into certain mergers and consolidations.

                  The payment of principal and interest on the Securities is unconditionally guaranteed on a senior subordinated and unsecured basis by the Guarantors.

5.       Optional Redemption

                  Except as set forth in paragraphs 6 and 7, the Securities may not be redeemed prior to October 1, 2005. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning October 1, of the years below:

             Year                                         Percentage
             ----                                         ----------
             2005                                          106.188%
             2006                                          104.125%
             2007                                          102.063%
             2008 and thereafter                           100.000%

                  At any time, or from time to time, on or prior to October 1, 2003, the Company, at its option, may use all or any portion of the net cash proceeds of one or more Public Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Securities issued at a redemption price equal to 112.375% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Securities initially issued remains outstanding immediately after any such redemption. In order to effect the foregoing redemption with the proceeds of any Public Equity Offering, the Company shall make such redemption not more than 180 days after the consummation of any such Public Equity Offering.

                  As used in the preceding paragraph, "Public Equity Offering" means an underwritten public offering of the Company's Capital Stock (other than Disqualified Stock) pursuant to a registration statement filed with the Commission in accordance with the Securities Act or a firm commitment private placement of Capital Stock (other than Disqualified Stock) pursuant to an agreement that requires the registration of the resale of such Capital Stock (or Capital Stock issued upon conversion thereof) contemporaneously with the issuance thereof or as soon as practical thereafter.

                  In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee (subject to DTC procedures) on a pro rata basis, by lot or by such other method as the Trustee, in its sole discretion, shall deem to be fair and appropriate (and which complies with applicable legal and securities exchange requirements), although no Security of $1,000 in original principal amount or less will be redeemed in part. In the case of any partial redemption made with the proceeds of a Public Equity Offering, selection of the Securities for redemption will be made by the Trustee on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. Subject to DTC procedures, a new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

6.       Notice of Redemption

                  A notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant Record Date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.       Subordination

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture, and the Guarantees are subordinated to Senior Indebtedness of the Guarantors, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness or Senior Indebtedness of Subsidiary Guarantors must be paid before the Securities may be paid. The Company and the Guarantors agree, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give effect to such provisions and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the Commission in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Holder.

14.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption, upon declaration of acceleration or otherwise, or failure by the Company and the Guarantors to redeem or purchase Securities when required; (iii) failure by the Company or the Guarantors to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company, the Parent Guarantor or any Restricted Subsidiary to comply with certain other sections of the Indenture; (v) failure by the Company, the Parent Guarantor or any Restricted Subsidiary to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (vi) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10 million and continue for 10 days; (vii) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Foreign Significant Subsidiary;
(viii) certain judgments or decrees for the payment of money in excess of $10 million; and (ix) the Parent Guarantee or any Subsidiary Guarantee is held unenforceable or invalid or ceasing to be in full force and effect. If an Event of Default (other than an Event of Default specified in (vii) above) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may, by notice to the Company and, in the case of such Holders, to the Trustee, declare the principal amount of and accrued interest on the Securities to be due and payable immediately upon the occurrence of such Events of Default.

                  Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company, any Guarantor or the Trustee shall not have any liability for any obligations of the Company, any Guarantor or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

19.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  THE COMPANY WILL FURNISH TO ANY HOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE HOLDER, A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO: UNITED STATES CAN COMPANY, 900 COMMERCE DRIVE, OAK BROOK, ILLINOIS 60521, ATTENTION: CHIEF FINANCIAL OFFICER.

            [FORM OF NOTATION ON EXCHANGE NOTE RELATING TO GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

                  U.S. CAN CORPORATION (the "Parent Guarantor") and MAY VERPACKUNGEN HOLDING INC. (together with any other Subsidiary Guarantor, the "Subsidiary Guarantors") have unconditionally guaranteed on a senior subordinated basis (such guaranty by each Guarantor being referred to herein as the "Guarantee") (i) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Securities, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth and are expressly subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of Guarantors to the extent and in the manner provided in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of the Guarantee therein made.

                  No director, officer, employee or stockholder, as such, of any of the Guarantors shall have any liability under the Guarantee of such Guarantor by reason of such person's status as director, officer, employee or stockholder. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Guarantee.

                  The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

                                           U.S. CAN CORPORATION


                                           By:
                                              --------------------------
                                                 Name:
                                                 Title:

                                           MAY VERPACKUNGEN HOLDING INC.


                                           By:
                                              --------------------------
                                                 Name:
                                                 Title:

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


(Print or type assignee's name, address and zip code)


(Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:  __________ Your Signature:


Sign exactly as your name appears on the other side of this Security.

Signature Guaranty:
                         (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The following increases or decreases in this Global Security have been made:




                        Amount of decrease     Amount of Increase        Principal Amount [at          Signature of
                       in Principal Amount     in Principal Amount     Maturity] of this Global   authorized officer of
                      [at Maturity] of this   [at Maturity] of this    Security following such    Trustee or Securities
Date of Exchange         Global Security         Global Security         decrease or increase           Custodian
----------------      ---------------------   ---------------------    ------------------------   ---------------------


                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, check the box: [ ]

                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.08 of the Indenture, state the amount: $_________________


Date:

                                    (Sign exactly as your name appears on the other side of the Security)


Signature Guaranty:
                            (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)